Exhibit 32.1
CERTIFICATIONS OF PERIODIC REPORT
I, Raymond M. Trewhella, Principal Executive Officer of Glassmaster Company (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of my knowledge:
•	the Annual Report on Form 10-KSB of the Company for the annual period ended August 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 29, 2006

/s/ Raymond M. Trewhella
Raymond M. Trewhella
Principal Executive Officer

I, Nathan G. Leaphart III, CPA, Principal Accounting Officer and Principal Financial Officer of Glassmaster Company (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of my knowledge:
•	the Annual Report on Form 10-KSB of the Company for the annual period ended August 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 29, 2006

/s/ Nathan G. Leaphart III, CPA
Nathan G. Leaphart III, CPA
Principal Accounting Officer and Principal Financial Officer